Exhibit 99.1

Kyocera Corporation Press Release

November 27, 2019

To All Persons Concerned

Name of Company Listed:	Kyocera Corporation
Name of Representative:	Hideo Tanimoto, President and Director
(Code number: 6971, The First Section of the Tokyo Stock Exchange)
Person for Inquiry:	Shoichi Aoki Director, Managing Executive Officer and General Manager of Corporate Management Control Group (Tel: +81-75-604-3500)

Kyocera Announces Proposal to Acquire Shares it Does not Own of AVX for $19.50 per Share

Kyocera Corporation (“Kyocera”) announced today that it has made a proposal to a special committee of the board of directors of AVX Corporation (“AVX”) to acquire all outstanding shares of common stock of AVX not owned by Kyocera for $19.50 per share in cash. The proposal represents a 29.7% premium over the closing price as of November 26, 2019 and 27.4%, 27.6% and 27.0% premium over a 1-, 3- and 6- month average closing share price, respectively.

Kyocera currently owns approximately 72% of AVX’s outstanding shares of common stock. If the transaction is completed, AVX would become a wholly owned subsidiary of Kyocera.

Additional information regarding Kyocera’s proposal is included in a letter that Kyocera delivered to a special committee formed by the board of directors of AVX to evaluate a possible transaction with Kyocera, which is attached to this press release.  The proposal will be reviewed by the special committee.

No assurance can be given whether such proposal will lead to a transaction or as to any of the terms or conditions of such transaction. Kyocera does not intend to disclose any developments unless or until it otherwise deems further disclosure is appropriate or required.

About Kyocera

Kyocera Corporation (TSE:6971) is a multinational ceramics, electronics and industrial cutting tool manufacturer headquartered in Kyoto, Japan.  Kyocera consists of more than 200 operating companies and has over 70,000 employees located throughout the world.

About AVX

AVX Corporation (NYSE:AVX) is a leading worldwide manufacturer and supplier of a broad line of electronic components and interconnect, sensing and control devices and related products.  AVX is headquartered in Fountain Inn, SC. AVX is a consolidated subsidiary of Kyocera.

Forward-Looking Statements

This communication contains forward-looking statements, including statements regarding the potential consummation of an acquisition, which involve a number of risks and uncertainties, including the satisfaction of closing conditions for the acquisition; the possibility that the transaction will not be completed; and the impact of general economic, industry, market or political conditions.  These statements constitute forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934.  The words “may,” “might,” “will,” “should,” “estimate,” “project,” “plan,” “anticipate,” “expect,” “intend,” “outlook,” “believe” and other similar expressions (or the negative of such terms) are intended to identify forward-looking statements.  If underlying assumptions prove inaccurate or unknown risks or uncertainties materialize, actual results and the timing of events may differ materially from the results and/or timing discussed in the forward-looking statements, and readers are cautioned not to place undue reliance on these forward-looking statements.  Forward-looking statements speak only as of the date of this communication, and Kyocera does not undertake any obligation to update any forward-looking statement except as required by law.

Additional Information and Where to Find It

An agreement in respect of the proposed transaction described in this press release has not yet been executed, and the transaction referenced in this communication has not been commenced.  This announcement is for informational purposes only and is neither an offer to purchase nor a solicitation of an offer to sell securities, nor is it a substitute for the transaction disclosure materials that will be filed with the U.S. Securities and Exchange Commission (“SEC”) if and when a transaction is commenced.  If and when a transaction is commenced or if an agreement is reached with AVX, Kyocera and other participants in such transaction will prepare and make available to AVX stockholders a transaction statement on Schedule 13E-3 and related transaction disclosure materials, and such documentation will be filed with the SEC.  AVX STOCKHOLDERS ARE URGED TO READ THESE TRANSACTION DISCLOSURE DOCUMENTS CAREFULLY IF AND WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION THAT HOLDERS OF AVX SECURITIES SHOULD CONSIDER BEFORE MAKING ANY DECISION REGARDING A POTENTIAL TRANSACTION.  The transaction disclosure documents will be made available to all holders of AVX stock at no expense to them.  The transaction disclosure documents will be made available for free at the SEC's website at www.sec.gov.  Copies of any documents filed with the SEC by Kyocera will be available free of charge on Kyocera’s internet website at https://global.kyocera.com.  Copies of any documents filed with the SEC by AVX will be available free of charge on AVX’s internet website at http://www.avx.com or by contacting AVX’s Investor Relations Department at +1-864-967-9351 or investor.relations@avx.com.